UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2008

INFOSEARCH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97385	90-0002618
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6041 Bristol Parkway Culver City, CA	90230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 437-7380

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c));

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2008, Scott Brogi, Chief Financial Officer of InfoSearch Media, Inc., a Delaware corporation (the “Company” or “Registrant”), informed the Company that he was resigning his position for personal reasons, has taken a position elsewhere and will remain available to consult on strategic matters on an as needed basis. The Company has begun a search for Mr. Brogi’s replacement during which time Maureen Atencio, the Company’s Controller, will be acting as Interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSEARCH MEDIA, INC.

Dated: October 7, 2008	By:
Name: George Lichter Title: Chief Executive Officer

INFOSEARCH MEDIA, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated June [13], 2007 announcing the resignation of Frank Knuettel II and the appointment of Scott Brogi as his successor as Chief Financial Officer of the Company.

99.2	Severance & Release Agreement, dated as of June [8], 2007, by and between the Company and Frank Knuettel II.

99.3	Consulting Agreement, effective as of June 15, 2007, by and between the Company and Frank Knuettel II.

99.4	Offer Letter of Employment, dated as of June 9, 2007, by and between the Company and Scott Brogi.